                                                                    Exhibit 99.1

                          PLAN AND AGREEMENT OF MERGER

                                   DATED AS OF

                                FEBRUARY 16, 2000

                                      AMONG

                             U.S. HOME CORPORATION,

                               LENNAR CORPORATION

                                       AND

                           LEN ACQUISITION CORPORATION

                                TABLE OF CONTENTS

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                                                                            Page
ARTICLE I             MERGER OF ACQUISITION AND THE COMPANY...............    2

      1.1      The Merger.................................................    2

      1.2      Certificate of Incorporation...............................    2

      1.3      By-Laws....................................................    3

      1.4      Directors..................................................    3

      1.5      Officers...................................................    3

      1.7      Stock of the Company.......................................    4

      1.8      Stock of Acquisition.......................................    7

      1.9      Dissenting Shares..........................................    7

      1.11     Election Notices...........................................    8

      1.12     Distributions with Regard to U.S. Home Common Stock........    9

      1.14     Options and Warrants.......................................   13

ARTICLE II            EFFECTIVE TIME OF MERGER............................   14

      2.1      Date of the Merger.........................................   14

      2.2      Execution of Certificate of Merger.........................   14

      2.3      Effective Time of the Merger...............................   14

ARTICLE III           REPRESENTATIONS AND WARRANTIES......................   15

      3.1      Representations and Warranties of the Company..............   15

      3.3      Termination of Representations and Warranties..............   29

ARTICLE IV            ACTIONS PRIOR TO THE MERGER.........................   29

      4.1      Company's Activities Until Effective Time..................   29

      4.2      Lennar's Activities Until Effective Time...................   31

      4.4      HSR Act Filings............................................   33

      4.7      No Solicitation of Offers; Notice of Proposals from Others.   37

      4.8      Lennar's and Acquisition's Efforts to Fulfill Conditions...   39

      4.9      Company's Efforts to Fulfill Conditions....................   39

ARTICLE V             CONDITIONS PRECEDENT TO MERGER......................   39

      5.1      Conditions to the Company's Obligations....................   39

      5.2      Conditions to Lennar's and Acquisition's Obligations.......   42

ARTICLE VI            TERMINATION.........................................   44

      6.1      Right to Terminate.........................................   44

      6.2      Manner of Terminating Agreement............................   47


                                       -i-
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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
      6.3      Effect of Termination......................................   47

ARTICLE VII           ABSENCE OF BROKERS..................................   47

      7.1      Representations and Warranties Regarding Brokers and Others   47

ARTICLE VIII          OTHER AGREEMENTS....................................   48

      8.1      Payment to Lennar..........................................   48

ARTICLE IX            GENERAL.............................................   52

      9.1      Expenses...................................................   52

      9.6      Access to Properties, Books and Records....................   54

      9.7      Press Releases.............................................   55

      9.8      Entire Agreement...........................................   55

      9.9      Effect of Disclosures......................................   55

      9.10     Captions...................................................   55

      9.11     Prohibition Against Assignment.............................   55

      9.12     Notices and Other Communications...........................   56

      9.13     Governing Law..............................................   56

      9.14     Amendments.................................................   57

      9.15     Counterparts...............................................   57


                                      -ii-
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                          PLAN AND AGREEMENT OF MERGER

          This is a Plan and Agreement of Merger dated as of February 16, 2000, among U.S. Home Corporation (the "Company"), a Delaware corporation, Lennar Corporation ("Lennar"), a Delaware corporation, and LEN Acquisition Corporation ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Lennar, relating to a merger (the "Merger") of the Company into Acquisition.

                                    ARTICLE I

                      MERGER OF ACQUISITION AND THE COMPANY

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined in Paragraph 2.3), the Company will be merged with and into Acquisition, which will be the surviving corporation of the Merger (the "Surviving Corporation"). Except as specifically provided in this Agreement, when the Merger becomes effective, (i) the real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises of Acquisition will continue as those of the Surviving Corporation, unaffected and unimpaired by the Merger, (ii) the separate existence of the Company will terminate, and the Company's real and personal property, other assets, rights, privileges, immunities, powers, purposes and franchises will be merged into the Surviving Corporation, which will succeed to and assume all the rights and obligations of the Company in accordance with the DGCL, and (iii) the Merger will have the other effects specified in the DGCL (including, without limitation, Section 259 of the DGCL).

     1.2 Certificate of Incorporation. From the Effective Time until subsequently amended in accordance with applicable law, the Certificate of Incorporation of Acquisition immediately


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
before the Effective Time will be the Certificate of Incorporation of the Surviving Corporation, except that the Merger will effect an amendment to that Certificate of Incorporation changing the name of the Surviving Corporation to "U.S. Home Corporation." The Certificate of Incorporation of Acquisition, as so amended, separate and apart from this Agreement, may be certified as the Certificate of Incorporation of the Surviving Corporation.

     1.3 By-Laws. The By-Laws of Acquisition immediately before the Effective Time will be the By-Laws of the Surviving Corporation from the Effective Time until they are amended in accordance with their terms, the Certificate of Incorporation of the Surviving Corporation and applicable law.

     1.4 Directors. The directors of Acquisition immediately prior to the Effective Time will be the directors of the Surviving Corporation after the Effective Time and will serve in accordance with the By-Laws of the Surviving Corporation until their respective successors are elected and qualified, or until such earlier time as they resign or are removed in accordance with the By-Laws.

     1.5 Officers. The officers of the Company immediately before the Effective Time will be the officers of the Surviving Corporation after the Effective Time and will hold office at the pleasure of the Board of Directors, and in accordance with the By-Laws, of the Surviving Corporation.

     1.6 Further Assurances. If at any time after the Effective Time, the Surviving Corporation determines or is advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, obligation, title or interest in, to or under any of the rights, properties or assets of either the Company or Acquisition acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to


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
carry out the transactions which are the subject of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver all documents, in the name and behalf of the Company, Acquisition or otherwise, and to take all other actions and do all other things as may be necessary or desirable to vest, perfect or confirm any and all right, obligation, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the transactions contemplated by this Agreement.

     1.7 Stock of the Company. (a) Except as provided in subparagraphs (d), (f) and (g) and Paragraph 1.9, at the Effective Time each share of Common Stock of the Company ("U.S. Home Common Stock"), par value $ .01 per share, which is outstanding immediately before the Effective Time will be converted into and become the right to receive, (i) the number of shares of common stock of Lennar ("Lennar Common Stock"), par value $.10 per share, described in subparagraph (b) (the "Stock Consideration"), plus (ii) $18 in cash (the "Cash Consideration"). Each share which receives that consideration is a "Non-Election Share."

          (b) The Stock Consideration for a share of U.S. Home Common Stock will be the number of shares of Lennar Common Stock with a Market Value (computed as provided in subparagraph (c)) equal to $18, except that in no event will the Stock Consideration (i) be more than 1.27434 shares of Lennar Common Stock or
(ii) be fewer than 0.9600 shares of Lennar Common Stock. Notwithstanding the foregoing, if the Market Value of a share of Lennar Common Stock is (x) $11.55 or less, and neither the Company nor Lennar terminates this Agreement pursuant to Article VI, the Stock Consideration for a share of U.S. Home Common Stock will be the number of shares of Lennar Common Stock which has a Market Value of $14.72, or (y) more than $23.96, the Stock Consideration for a share of U.S. Home Common Stock will be the number of shares of Lennar Common Stock which has a Market Value of $23.00.


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
          (c) The "Market Value" of a share of Lennar Common Stock will be the average of the Last Sale Price of a share of Lennar Common Stock on each of the twenty New York Stock Exchange trading days ending on, and including, the last New York Stock Exchange trading day prior to the day of the meeting at which the stockholders of the Company vote upon the Merger. The "Last Sale Price" of a share of Lennar Common Stock on a day will be the last sale price of a share of Lennar Common Stock reported on the New York Stock Exchange consolidated tape prior to 4:00 p.m. on that day.

          (d) Any holder of U.S. Home Common Stock may elect to receive with regard to specified shares of U.S. Home Common Stock, instead of the combination of Stock Consideration and Cash Consideration described in subparagraph (a), either (i) a number of shares of Lennar Common Stock which is twice the Stock Consideration per share of U.S. Home Common Stock described in subparagraph (a), but no cash (a "Stock Election") or (ii) an amount of cash which is twice the Cash Consideration described in subparagraph (a), but no shares of Lennar Common Stock (a "Cash Election"), except that

          (x) if Stock Elections would cause the total number of shares of Lennar Common Stock which are to be issued to holders of U.S. Home Common Stock to be more than the Maximum Shares, (i) the number of shares of Lennar Common Stock which a holder of U.S. Home Common Stock who makes a Stock Election will receive for each share of U.S. Home Common Stock as to which the Stock Election is made will be reduced on a pro rata basis with all other such holders to the number such that the total number of shares of Lennar Common Stock to be issued to holders of U.S. Home Common Stock will be the Maximum Shares (assuming no Company stockholders exercise dissenters' rights or receive cash in lieu of fractional shares), and (ii) the holder will receive, with regard to the shares the holder does not receive because of the reduction, cash


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
          at the rate of the Market Value of Lennar Common Stock per full share of Lennar Common Stock, and

          (y) if Cash Elections would cause more than 55% of the total value of the Merger Consideration for all the outstanding shares of U.S. Home Common Stock to be cash (treating all stockholders who give the Company a timely and proper notice of intention to exercise dissenters' rights as receiving Merger Consideration consisting of cash equal to $36 per share as to which the notices relate), (i) the cash which a holder of a share of U.S. Home Common Stock who makes a Cash Election will receive will be reduced on a pro rata basis with all other such holders to the amount such that 55% of the total value of the Merger Consideration will be cash (treating all stockholders who give the Company timely and proper notice of intention to exercise dissenters' rights as receiving Merger Consideration consisting of cash equal to $36 per share as to which the notices relate), but not below $18 per share of U.S. Home Common Stock and (ii) the holder of U.S. Home Common Stock will receive for each $0.01 of the reduction of cash a fraction of a share of Lennar Common Stock equal to the number of shares constituting the Stock Consideration divided by 1800.

          (e) The Lennar Common Stock and cash into which a share of U.S. Home Common Stock is converted in the Merger as provided in subparagraph (a) (i.e., the Market Value of the Stock Consideration and the Cash Consideration) is referred to in this Agreement as the "Merger Price." The Lennar Common Stock and cash into which a share of U.S. Home Common Stock is converted in the Merger as provided in either subparagraph (a) or subparagraph (d) is referred to in this Agreement as the "Merger Consideration." The term "Maximum Shares" as used in subparagraph (d) means the number of shares of Lennar


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
Common Stock which would be issued if all holders of U.S. Home Common Stock received the Stock Consideration provided for in subparagraph (a).

          (f) Each share of U.S. Home Common Stock held in the treasury of the Company, by Lennar or by any direct or indirect wholly-owned subsidiary of the Company or Lennar, immediately before the Effective Time will, at the Effective Time, be canceled and cease to exist and no payment will be made with respect to any of those shares.

          (g) No fractional shares of Lennar Common Stock will be issued as a result of the Merger. Any holder of U.S. Home Common Stock who, but for this subparagraph, would be entitled to receive a fraction of a share of Lennar Common Stock as a result of the Merger will receive, instead of that fraction of a share, cash equal to the Market Value of a share of Lennar Common Stock times the fraction.

     1.8 Stock of Acquisition. At the Effective Time, each share of stock of Acquisition ("Acquisition stock") which is outstanding immediately before the Effective Time will remain outstanding and will become one share of common stock of the Surviving Corporation. At the Effective Time, a certificate which represented Acquisition stock will automatically become and be a certificate representing the number of shares of Surviving Corporation common stock into which the Acquisition stock represented by the certificate was converted.

     1.9 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, U.S. Home Common Stock that is outstanding immediately prior to the Effective Time which is held by stockholders who have complied with Section 262 of the DGCL (including making a timely demand for appraisal and not voting in favor of or consenting to the Merger) and who, as of the Effective Time, have not withdrawn or lost their right to appraisal, will not be converted into or represent the right to receive the Merger Price. Instead, if the Merger takes place, the Surviving Corporation will pay the holders of those shares the fair value of the shares


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
of U.S. Home Common Stock determined as provided in Section 262 of the DGCL. Shares held by stockholders who fail to perfect, or who otherwise properly withdraw or lose, their rights to receive the fair value of their shares of U.S. Home Common Stock determined under Section 262 of the DGCL will be deemed to have been converted, at the later of the Effective Time or the time they withdraw or lose their rights to receive the fair value of their shares, into the right to receive the Merger Price provided in Paragraph 1.7(a), without any interest.

          (b) The Company will promptly give Lennar (i) notice of any demands for appraisal received by the Company, any withdrawals of any such demands, and any other communications required by, or relating to, Section 262 of the DGCL which the Company receives and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not, except with the prior written consent of Lennar, make any payment with respect to any demand for payment of the fair value of shares or offer to settle or settle any such demand.

     1.10 Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of U.S. Home Common Stock or Lennar Common Stock are changed into a different number of shares by reason of a reclassification, recapitalization, split up, combination or exchange of shares, or any dividend payable in stock or other securities is declared with regard to the U.S. Home Common Stock or Lennar Common Stock with a record date between the date of this Agreement and the Effective Time, the Merger Consideration will be adjusted to provide the holders of U.S. Home Common Stock the same economic effect as that contemplated by this Agreement if the reclassification, recapitalization, split-up, combination, exchange or dividend had not taken place.

     1.11 Election Notices. (a) Not later than 30 days before the scheduled date of the meeting of the Company's stockholders at which they are to vote upon the Merger (the


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
Company's "Merger Stockholders Meeting"), the Company will distribute to its stockholders a form (an "Election Form"), which has been prepared by the Company and approved by Lennar, with which the Company's stockholders can make the election described in Paragraph 1.7(d). The Company will make additional Election Forms available to its stockholders upon request throughout the period during which elections can be made.

          (b) To make an election under Paragraph 1.7(d), a holder of U.S. Home Common Stock must complete an Election Form and send or deliver it, accompanied by the shares of U.S. Home Common Stock to which it relates, to the address specified in the instructions to the Election Form, and the Election Form and shares must be received at that address not later than 4:00 New York City time on the day before the day on which the Company's Merger Stockholders Meeting is held.

          (c) An election under Paragraph 1.7(d) may be rescinded at any time before 4:00 p.m. New York City time on the day before the day on which the Company's Merger Stockholders Meeting is held in the manner which will be specified in the instructions to the Election Form. If an election is rescinded, the shares of U.S. Home Common Stock as to which the election was made (i) will be treated as Non-Election Shares and (ii) will be returned promptly to the stockholder who made the election.

          (d) The Company will keep Lennar informed of the results of elections made by its stockholders and will permit Lennar or its representatives to inspect the Election Forms during normal business hours.

     1.12 Distributions with Regard to U.S. Home Common Stock. (a) Prior to the Effective Time, Acquisition and the Company will jointly designate a bank or trust company to act as Distributing Agent in connection with the Merger (the "Distributing Agent"). Immediately before the Effective Time, Lennar will provide the Distributing Agent with the shares of Lennar

Common Stock and funds which will have to be distributed to holders of U.S. Home Common Stock under Paragraph 1.7(a) (assuming for this purpose that no holder of shares of U.S. Home Common Stock will perfect the right under Section 262 of the DGCL to receive the appraised value of shares of U.S. Home Common Stock). If it is subsequently determined that, because of elections made as described in Paragraph 1.7(d), holders of U.S. Home Common Stock will be entitled to more cash, but fewer shares of Lennar Common Stock, than what the Distributing Agent is holding, Lennar will promptly provide the additional funds to the Distributing Agent and the Distributing Agent will return the excess shares to Lennar.

          (b) Until they are distributed, the shares of Lennar Common Stock held by the Distributing Agent will be deemed to be outstanding, (except that excess shares returned to Lennar as provided in subparagraph (a) will be deemed never to have been outstanding) but the Distributing Agent will not vote those shares or exercise any rights of a shareholder with regard to them. If any dividends are paid with regard to shares of Lennar Common Stock while they are held by the Distributing Agent, the Distributing Agent will hold the dividends, uninvested, until shares of Lennar Common Stock are distributed to particular former holders of U.S. Home Common Stock, at which time the dividends which have been paid with regard to the shares of Lennar Common Stock which are being distributed will be paid to the persons to whom the shares are being distributed.

          (c) While the Distributing Agent is holding funds provided by Lennar under subparagraph (a), the Distributing Agent will invest the funds, as directed by Lennar, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services Inc. or Standard & Poors' Corporation, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time


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
deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating more than $500 million (based on the most recent financial statements of the banks which are then publicly available at the Securities and Exchange Commission ("SEC") or otherwise).

          (d) Promptly after the Effective Time, the Surviving Corporation will cause the Distributing Agent to mail to each person who was a record holder of U.S. Home Common Stock at the Effective Time, a form of letter of transmittal for use in effecting the surrender of stock certificates representing U.S. Home Common Stock ("Certificates") in order to receive payment of the Merger Consideration. When the Distributing Agent receives a Certificate, together with a properly completed and executed letter of transmittal and any other required documents, the Distributing Agent will distribute to the holder of the Certificate, or as otherwise directed in the letter of transmittal, the Merger Consideration with regard to the shares represented by the Certificate, and the Certificate will be canceled. No interest will be paid or accrued on the cash payable upon the surrender of Certificates. If payment is to be made to a person other than the person in whose name a surrendered Certificate is registered, the surrendered Certificate must be properly endorsed or otherwise be in proper form for transfer, and the person who surrenders the Certificate must provide funds for payment of any transfer or other taxes required by reason of the distribution to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that the tax has been paid. After the Effective Time, a Certificate which has not been surrendered will represent only the right to receive the Merger Consideration (and any dividends paid after the Effective Time with regard to shares of Lennar Common Stock included in the Merger Consideration), without any interest.

          (e) If a Certificate has been lost, stolen or destroyed, the Surviving Corporation will accept an affidavit and indemnification reasonably satisfactory to it instead of the Certificate


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
and will pay the Merger Consideration to the holder of the shares of U.S. Home Common Stock which had been represented by the Certificate.

          (f) At any time which is more than six months after the Effective Time, Lennar may require the Distributing Agent to deliver to it any shares of Lennar Common Stock and any funds which had been made available to the Distributing Agent and have not been disbursed to former holders of U.S. Home Common Stock (including, without limitation, interest and other income received by the Distributing Agent in respect of the funds made available to it), and after the funds have been delivered to Lennar, former stockholders of the Company must look to Lennar for payment of the cash portion of the Merger Consideration upon surrender of the Certificates held by them. None of Lennar, the Surviving Corporation or the Distributing Agent will be liable to any former stockholder of the Company for any Merger Consideration which is delivered to a public official pursuant to any abandoned property, escheat or similar law.

          (g) After the Effective Time, the Surviving Corporation will not record any transfers of shares of U.S. Home Common Stock on the stock transfer books of the Company or the Surviving Corporation, and the stock ledger of the Company will be closed. If, after the Effective Time, Certificates are presented for transfer, they will be canceled and treated as having been surrendered for the Merger Price described in Paragraph 1.7(a).

     1.13 Determinations Regarding Documents. The Company (or, after the Merger, the Surviving Corporation) will have the discretion, which it may delegate in whole or in part, to determine whether Election Notices and letters of transmittal accompanying Certificates have been properly and timely completed, signed and submitted and to determine whether or not to disregard immaterial defects in particular Election Notices or letters of transmittal. The decision of the Company (or, after the Merger, the Surviving Corporation) with regard to those matters will be conclusive and binding. None of Lennar, the Company, the Surviving Corporation or the


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
Distributing Agent will have any obligation to notify any person of any defect in an Election Form or a letter of transmittal submitted to the Company, the Surviving Corporation or Lennar, as applicable. The Distributing Agent or another person or entity agreed to by the Company and Lennar will make all computations contemplated by Paragraph 1.7 and those computations will be conclusive and binding on the holders of U.S. Home Common Stock.

     1.14 Options and Warrants. At the Effective Time, each option or warrant issued by the Company which is outstanding at the Effective Time (a) will become the right to receive a sum in cash equal to (i) the amount, if any, by which the per share exercise price of the option or warrant is less than $36.00, times
(ii) the number of shares of U.S. Home Common Stock issuable upon exercise of the option or warrant in full (irrespective of vesting provisions), and (b) except as described in clause (a), will be canceled. In order to receive the amount to which a holder of an option or warrant is entitled under this Paragraph, the holder must deliver to the Surviving Corporation (i) any certificate or option agreement relating to the option or warrant and (ii) a document in which the holder acknowledges that the payment the holder is receiving is in full satisfaction of any rights the holder may have under or with regard to the option or warrant. Lennar or the Surviving Corporation will pay the amount due under this Paragraph to a holder of an option promptly after the Surviving Corporation receives from the holder the items described in clauses (i) and (ii) of the preceding sentence.

     1.15 Withholding. Lennar may withhold from the Merger Consideration payable to any holder of U.S. Home Common Stock and pay to the appropriate taxing authorities, any amounts which Lennar may be required (or may reasonably believe it is required) to withhold under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. Any portion of the Merger Consideration which is withheld as permitted by this Paragraph will be deemed to have been paid to the holder of U.S. Home Common Stock with respect to whom it is withheld.


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
                                   ARTICLE II

                            EFFECTIVE TIME OF MERGER

     2.1 Date of the Merger. Unless this Agreement is terminated prior to the Effective Time in accordance with Article VI, the day on which the Merger is to take place (the "Merger Date") will be the business day after the latest of (i) the day on which the Merger is approved by the holders of a majority of the outstanding shares of U.S. Home Common Stock, (ii) the day on which the Merger is approved by the holders of a majority in voting power of the outstanding shares of Lennar Common Stock and Lennar's class B common stock voting as a single class, and (iii) the second business day after the day on which all the conditions set forth in Article V (other than conditions which are contemplated to be satisfied on or after the Merger Date) have been satisfied or waived. The Merger Date may be changed with the consent of the Company and Lennar.

     2.2 Execution of Certificate of Merger. On the day before the Merger Date, Acquisition and the Company will each execute a certificate of merger (the "Certificate of Merger"), which will be in proper form for filing under the DGCL, and deliver it to Clifford Chance Rogers & Wells LLP for filing with the Secretary of State of Delaware. When all the conditions in Article V have been satisfied or waived, Lennar and the Company will (i) cause the Certificate of Merger to be filed with the Secretary of State of Delaware on the Merger Date and (ii) cause all other documents which must be recorded or filed as a result of the Merger to be recorded or filed.

     2.3 Effective Time of the Merger. The Merger will become effective at 11:59 P.M. on the day when the Certificate of Merger is filed with the Secretary of State of Delaware, or at such other time and date as are agreed upon by Lennar and the Company and specified in the Certificate of Merger (that being the "Effective Time").


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
                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. The Company represents and warrants to Lennar and Acquisition as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Company has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize the Company to enter into this Agreement and carry out the transactions contemplated by it, other than approval of the Merger and adoption of this Agreement by the stockholders of the Company, have been taken. This Agreement has been duly executed by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Company's Board of Directors has determined that the Merger is advisable and fair to the Company's stockholders and has voted to recommend to the Company's stockholders that they vote in favor of approving the Merger and adopting this Agreement.

          (c) Neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Certificate of Incorporation or By-Laws of the Company.

          (d) Except as shown on Exhibit 3.1-D, no governmental filings, authorizations, approvals, or consents, or other governmental action, other than the expiration or termination of waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, are required to permit the Company to fulfill all its obligations under this Agreement, other than governmental filings, authorizations, approvals, consents or other governmental actions the absence of which would not have a Material Adverse Effect on the Company.

          (e) The Company and each of its subsidiaries is qualified to do business as a foreign corporation in each state in which it is required to be qualified, except states in which the failure to qualify, in the aggregate, would not have a Material Adverse Effect on the Company. As used in this Agreement, the term "Material Adverse Effect" on a company means a material adverse effect on (i) the business, operations, results of operations, properties, assets, liabilities or condition (financial or otherwise) of that company and its subsidiaries taken as a whole or (ii) the ability of that company to consummate the Merger or the other transactions contemplated by this Agreement, other than a material adverse effect resulting from (w) a change in laws, rules or regulations of governmental agencies, (x) a change in United States generally accepted accounting principles ("GAAP"), (y) a change or occurrence affecting the homebuilding industry generally, or (z) a change in general economic conditions (including, without limitation, a change in interest rates).

          (f) The only authorized stock of the Company is 50,000,000 shares of U.S. Home Common Stock, and 10,000,000 shares of preferred stock, par value $.10 per share. At the date of this Agreement, the only outstanding stock of the Company is not more than 13,500,000 shares of U.S. Home Common Stock. All the outstanding shares of U.S. Home Common Stock have been duly authorized and issued and are fully paid and non-assessable. Except as shown on Exhibit 3.1-F, the Company has not issued any options, warrants or convertible or exchangeable securities, and is not a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, the Company to issue or sell any of its stock.

          (g) The number of shares of U.S. Home Common Stock which the Company repurchased between January 1, 1999 and the date of this Agreement did not exceed 405,600 shares and the total amount the Company paid for those shares did not exceed $12,400,000.

          (h) The Board of Directors of the Company has approved an amendment to the Rights Agreement (the "Rights Agreement") dated as of November 7, 1996 between the Company and First Chicago Trust, to exclude Lennar and Acquisition from the definition of "Acquiring Person" in the Rights Agreement from and after the Effective Time, and prior to the Effective Time so long as this Agreement has not been terminated in accordance with its terms (the "Suspension Period"). During the Suspension Period, no acquisition of U.S. Home Common Stock by Lennar or Acquisition will result in there being a Distribution Date under the Rights Agreement or otherwise entitle anyone to exercise Rights under the Rights Agreement.

          (i) Except as shown on Exhibit 3.1-I, (i) each of the corporations and other entities of which the Company owns directly or indirectly 51% or more of the equity (each corporation or other entity of which a company owns directly or indirectly 51% or more of the equity being a "subsidiary" of that company) has been duly organized, and is validly existing and in good standing under the laws of its state of incorporation, (ii) all the shares of stock owned by the Company or a subsidiary of each of the Company's subsidiaries which is a corporation are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights, and (iii) neither the Company nor any of its subsidiaries has issued any options, warrants or convertible or exchangeable securities, or is a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, the Company or any subsidiary to issue or sell any stock or other equity interests in any of the Company's subsidiaries and, there are no registration covenants or transfer or voting restrictions with respect to outstanding securities of any of the Company's subsidiaries.

          (j) Since February 1, 1997, the Company has filed with the SEC all forms, statements, reports and documents it has been required to file under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules under them.

          (k) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "U.S. Home 1998 10-K") and its Quarterly Report on Form 10-Q for the period ended September 30, 1999 (the "U.S. Home September 10-Q") which the Company filed with the SEC, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading. Without limiting what is said in the preceding sentence, the financial statements included in the U.S. Home 1998 10-K all were prepared, and the financial information included in the U.S. Home September 10-Q was derived from financial statements which were prepared, in accordance with GAAP applied on a consistent basis (except that financial information included in the U.S. Home September 10-Q does not contain notes and is subject to normal year-end adjustments) and present fairly the consolidated financial condition and the consolidated results of operations of the Company and its subsidiaries at the dates, and for the periods, to which they relate. The Company has not filed any reports with the SEC with regard to any period which ended, or any event which occurred, after September 30, 1999. The Company's consolidated revenues and net income for the quarter ended December 31, 1999 and for the year ended December 31, 1999 were as stated in a press release issued by the Company on February 2, 2000.

          (l) Since September 30, 1999, (i) the Company and its subsidiaries have conducted their respective businesses in the ordinary course and in the same manner in which they were conducted prior to September 30, 1999, and (ii) nothing has occurred which, individually or in aggregate, has had a Material Adverse Effect on the Company, except purchases by the Company of 292,000 shares of U.S. Home Common Stock, which, among other things, reduced the Company's working capital, tangible net worth and net assets.

          (m) The assets of the Company and its subsidiaries constitute, in the aggregate, all the assets (including, but not limited to, intellectual property rights) used in or necessary to the conduct of their businesses as they currently are being conducted. They are substantially all of the assets with which the Company has conducted its historical business.

          (n) The Company and it subsidiaries have at all times complied, and currently are complying, with all applicable Federal, state, local and foreign laws and regulations, except failures to comply which would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the Company.

          (o) Except as shown on Exhibit 3.1-O, the Company and its subsidiaries have all licenses and permits which are required at the date of this Agreement to enable them to conduct their businesses as they currently are being conducted, except licenses or permits the lack of which would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the Company.

          (p) The Company and each of its subsidiaries has filed when due (taking account of extensions) all Tax Returns (as defined below) relating to Federal income taxes, and all other material Tax Returns, which it has been required to file and has paid all Taxes shown on those returns to be due. Those Tax Returns are true, correct and complete in all material respects and accurately reflect all Taxes required to have been paid, except to the extent of items which may be disputed by applicable taxing authorities but for which there is substantial authority to support the position taken by the Company or the subsidiary and which have been adequately reserved against in accordance with GAAP on the balance sheet at September 30, 1999 included in the U.S. Home September 10-Q. The Company has maintained all documents, books and records as are required to be maintained by it and its subsidiaries under applicable Tax laws. Except as shown on Exhibit 3.1-P, (i) no extension of time given by the Company or any of its subsidiaries for completion of the audit of any of its Federal income Tax Returns or other material Tax Returns is in effect, (ii) no tax lien has been filed by any taxing authority against the Company or any of its subsidiaries or any of their assets relating to Taxes, penalties and interest in excess of $100,000 in any instance, or $1,000,000 in aggregate, (iii) no Federal income Tax Return, or material state, local or foreign Tax Return, of the Company or any subsidiary, is the subject of a pending audit or other administrative proceeding or court proceeding, (iv) except as shown on Exhibit 3.1-P, neither the Company nor any subsidiary is a party to any agreement providing for the allocation or sharing of Taxes (other than agreements solely between the Company and its direct or indirect wholly owned subsidiaries or among direct or indirect wholly owned subsidiaries of the Company), (v) neither the Company nor any subsidiary has participated in or cooperated with an international boycott as that term is used in Section 999 of the Code, (vi) the liabilities and reserves for Taxes reflected in the consolidated balance sheet at September 30, 1999 included in the U.S. Home September 10-Q cover all Taxes for all periods ended at or prior to the date of such balance sheet and have been determined in accordance with GAAP and there is no material liability for Taxes for any period beginning after the date of such balance sheet other than Taxes arising in the ordinary course of business, other than Tax liabilities assumed or incurred in the purchase of real estate in the ordinary course of business which are not material in the aggregate, (vii) no event, transaction, act or omission has occurred which could result in the Company's becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any other person, firm or company, and the Company has no actual or contingent liability (whether by reason of any indemnity, warranty or otherwise) to any other person in respect of any actual, contingent or deferred liability of such person for Taxes, (viii) the Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company, and the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method, and (ix) neither the Company nor any subsidiary has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by the Company or any subsidiary. For the purposes of this Agreement, the term "Taxes" means all taxes (including, but not limited to, withholding taxes), assessments, fees, levies and other governmental charges, and any related interest or penalties. For the purposes of this Agreement, the term "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes. Neither the Company nor any of its affiliates has taken or agreed to take any action, nor do any of the executive officers of the Company have knowledge of any fact or circumstance relating to the Company, that would prevent the Merger from qualifying as a "reorganization" under Section 368(a)(2)(D) of the Code.

          (q) (i) The Company and its subsidiaries have all material environmental permits which are necessary to enable them to conduct their businesses as they currently are being conducted without violating any Environmental Laws in a manner which would have a Material Adverse Effect on the Company, (ii) except as shown on Exhibit 3.1-Q, neither the Company nor any subsidiary has received any written notice of material noncompliance or material liability under any Environmental Law which is now pending, (iii) neither the Company nor any subsidiary has performed any acts, including but not limited to releasing, storing or disposing of hazardous materials, there is no condition on any property owned or leased by the Company or a subsidiary, and there was no condition on any property formerly owned or leased by the Company or a subsidiary while the Company or a subsidiary owned or leased that property, that would be a basis for liability of the Company or a subsidiary under any Environmental Law which would have a Material Adverse Effect on the Company and
(iv) except as shown on Exhibit 3.1-Q, and except for those which would not have a Material Adverse Effect on the Company, neither the Company nor any subsidiary is subject to any order of any court or governmental agency requiring the Company or any subsidiary to take, or refrain from taking, any actions in order to comply with any Environmental Law and no action or proceeding seeking such an order is pending or, insofar as any officer of the Company is aware, threatened against the Company. As used in this Agreement, the term "Environmental Law" means any Federal, state or local law, rule, regulation, guideline or other legally enforceable requirement of a governmental authority relating to protection of the environment or to environmental conditions which affect human health or safety.

          (r) Failures of items sold by the Company or its subsidiaries to have been Y2K Compliant will not result in liabilities or costs to the Company which, in aggregate, will have a Material Adverse Effect on the Company. As used in this Agreement, items failed to be Y2K compliant if they failed to function properly because they were not capable of recognizing that dates in the year 2000 are subsequent to December 31, 1999 or otherwise were not able to operate without being adversely affected by the change from the twentieth to the twenty-first century.

          (s) The Board of Directors of the Company has received the written opinion of Warburg Dillon Read LLC its financial advisor, dated not earlier than the day before the date of this Agreement, in form satisfactory to the Company and its Board of Directors, to the effect that, as of the date of such opinion, the Merger Price was fair from a financial point of view to the holders of U.S. Home Common Stock.

          (t) Except as shown on Exhibit 3.1-T, there are no contracts, agreements or other arrangements which could result in the payment by the Company or by any subsidiary of an "Excess Parachute Payment" as that term is used in Section 280G of the Code or the payment by the Company or any of its subsidiaries of compensation which will not be deductible because of Section 162(m) of the Code.

          (u) Except as is described in the U.S. Home 1998 10-K or a subsequent report filed with the SEC, neither the Company nor any subsidiary is a party to any litigation which is required to be disclosed in an Annual Report on Form 10-K of the Company.

     3.2 Representations and Warranties of Lennar and Acquisition. Each of Lennar and Acquisition represents and warrants to the Company as follows:

          (a) Each of Lennar and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition is a wholly owned subsidiary of Lennar.

          (b) Each of Lennar and Acquisition has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize each of Lennar and Acquisition to enter into this Agreement and carry out the transactions contemplated by it, other than adoption of this Agreement by the stockholders of Lennar, have been taken. This Agreement has been duly executed by each of Lennar and Acquisition and is a valid and binding agreement of each of Lennar and Acquisition, enforceable against each of Lennar and Acquisition in accordance with its terms.

          (c) Neither the execution and delivery of this Agreement or of any document to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by any document to be delivered in accordance with this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Certificate of Incorporation or By-Laws of either Lennar or Acquisition, any agreement or instrument to which either Lennar or Acquisition or any other subsidiary of Lennar is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over Lennar or any of its subsidiaries, including Acquisition, except violations or breaches of, or defaults under, agreements or instruments which would not have a Material Adverse Effect on Lennar.

          (d) Except as shown on Exhibit 3.2-D, no governmental filings, authorizations, approvals, or consents, or other governmental action, other than the expiration or termination of waiting periods under the HSR Act, if any, are required to permit each of Lennar and Acquisition to fulfill all its obligations under this Agreement.

          (e) Lennar and each of its subsidiaries is qualified to do business as a foreign corporation in each state in which it is required to be qualified, except states in which the failure to qualify, in the aggregate, would not have a Material Adverse Effect upon Lennar.

          (f) The only authorized stock of Lennar is 100,000,000 shares of Lennar Common Stock, 30,000,000 shares of class B common stock, par value $.10 per share, 100,000,000 shares of participating preferred stock, par value $.10 per share, and 500,000 shares of preferred stock, par value $10.00 per share. At the date of this Agreement, the only outstanding stock of Lennar is not more than 40,000,000 shares of Lennar Common Stock and not more than 9,850,000 shares of class B common stock. All the outstanding shares have been duly authorized and issued and are fully paid and non-assessable. Except as shown on Exhibit 3.2-F, Lennar has not issued any options, warrants or convertible or exchangeable securities, and is not a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, Lennar to issue or sell any of its stock.

          (g) Except as shown on Exhibit 3.2-G, (i) each of Lennar's subsidiaries has been duly organized, and is validly existing and in good standing under the laws of its state of incorporation, (ii) all the shares of stock owned by Lennar or a subsidiary of each of Lennar's subsidiaries which are corporations are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights, and (iii) neither Lennar nor any of its subsidiaries has issued any options, warrants or convertible or exchangeable securities, or is a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, Lennar or any subsidiary to issue or sell any stock or other equity interests in any of Lennar's subsidiaries and, there are no registration covenants or transfer or voting restrictions with respect to outstanding securities of any of Lennar's subsidiaries.

          (h) Since February 1, 1997, Lennar has filed with the SEC all forms, statements, reports and documents it has been required to file under the Securities Act, the Exchange Act or the rules under either of them.

          (i) Lennar's Annual Report on Form 10-K for the year ended November 30, 1998 (the "Lennar 1998 10-K") and its Quarterly Report on Form 10-Q for the period ended August

31, 1999 (the "Lennar August 10-Q") which Lennar filed with the SEC, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading. Without limiting what is said in the preceding sentence, the financial statements included in the Lennar 1998 10-K all were prepared, and the financial information included in the Lennar August 10-Q was derived from financial statements which were prepared, in accordance with GAAP applied on a consistent basis (except that financial information included in the Lennar August 10-Q does not contain notes and is subject to normal year end adjustments) and present fairly the consolidated financial condition and the consolidated results of operations of Lennar and its subsidiaries at the dates, and for the periods, to which they relate. Lennar has not filed any reports with the SEC with regard to any period which ended, or any event which occurred, after August 31, 1999. Lennar's consolidated revenues and net income for the quarter ended November 30, 1999 and for the year ended November 30, 1999 were as stated in a press release issued by Lennar on January 11, 2000.

          (j) Since August 31, 1999, (i) Lennar and its subsidiaries have conducted their businesses in the ordinary course and in the same manner in which they were conducted prior to August 31, 1999, and (ii) nothing has occurred which, individually or in aggregate, has had a Material Adverse Effect on Lennar, except purchases by Lennar of not more than 10,000,000 shares of Lennar Common Stock, which, among other things, reduced Lennar's working capital, tangible net worth and net assets.

          (k) The assets of Lennar and its subsidiaries constitute, in the aggregate, all the assets (including, but not limited to, intellectual property rights) used in or necessary to the conduct of their businesses as they currently are being conducted.

          (l) Lennar and its subsidiaries have at all times complied, and currently are complying, with all applicable Federal, state, local and foreign laws and regulations, except failures to comply which would not reasonably be expected, in the aggregate, to have a Material Averse Effect on Lennar.

          (m) Lennar and its subsidiaries have all licenses and permits which are required at the date of this Agreement to enable them to conduct their businesses as they currently are being conducted, except licenses or permits the lack of which would not reasonably be expected, in the aggregate, to have a Material Adverse Effect on Lennar.

          (n) Lennar and each of its subsidiaries has filed when due (taking account of extensions) all Tax Returns relating to Federal income taxes, and all other material Tax Returns, which it has been required to file and has paid all Taxes shown on those returns to be due. Those Tax Returns are true, correct and complete in all material respects and accurately reflect all Taxes required to have been paid, except to the extent of items which may be disputed by applicable taxing authorities but for which there is substantial authority to support the position taken by Lennar or the subsidiary and which have been adequately reserved against in accordance with GAAP on the balance sheet at August 31, 1999 included in the Lennar August 10-Q. None of Lennar, Acquisition or any other of Lennar's subsidiaries has any plan or arrangement to acquire shares of Lennar Common Stock which will be issued to stockholders of the Company as a result of the Merger, other than purchases in the open market pursuant to a stock repurchase program of Lennar which was announced before the date of this Agreement. It is the present intention of Lennar to cause the Surviving Corporation and its subsidiaries or other companies which are part of a qualified group (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) which includes the Surviving Corporation, to continue to run at least one significant historic business line of the Company, or to use a significant portion of the Company's historic business assets in its business.

          (o) (i) Lennar and its subsidiaries have all material environmental permits which are necessary to enable them to conduct their businesses as they currently are being conducted without violating any Environmental Laws, (ii) neither Lennar nor any subsidiary has received any notice of material noncompliance or material liability under any Environmental Law, (iii) neither Lennar nor any subsidiary has performed any acts, including but not limited to releasing, storing or disposing of hazardous materials, there is no condition on any property owned or leased by Lennar or a subsidiary, and there was no condition on any property formerly owned or leased by Lennar or a subsidiary while Lennar or a subsidiary owned or leased that property, that could result in material liability by Lennar or a subsidiary under any Environmental Law and
(iv) neither Lennar nor any subsidiary is subject to any order of any court or governmental agency requiring Lennar or any subsidiary to take, or refrain from taking, any actions in order to comply with any Environmental Law and no action or proceeding seeking such an order is pending or, insofar as any officer of Lennar is aware, threatened against Lennar or a subsidiary.

          (p) Failures of items sold by Lennar or its subsidiaries to have been Y2K Compliant will not result in liabilities or costs to Lennar or its subsidiaries which, in aggregate, will have a Material Adverse Effect on Lennar.

          (q) Lennar has, or has access under existing credit lines to, sufficient funds to pay the maximum cash portion of the Merger Consideration. Lennar has provided to the Company a true and complete copy of a letter from Deutsche Bank Securities, Inc. regarding financing of the cash required for the Merger, to refinance the Company's existing debt and for related fees and expenses.

          (r) When shares of Lennar Common Stock are issued as Stock Consideration, or otherwise as a result of the Merger with regard to shares of U.S. Home Common Stock, those shares of Lennar Common Stock will be duly authorized and issued, fully paid and non-assessable, and will not be subject to preemptive rights of any stockholders of Lennar.

          (s) Except as is described in the Lennar 1998 10-K or a subsequent report filed with the SEC, neither Lennar nor any subsidiary is a party to any litigation which is required to be disclosed in an Annual Report on Form 10-K of Lennar.

     3.3 Termination of Representations and Warranties. The representations and warranties in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, and none of the Company, Lennar or Acquisition, nor any of their respective stockholders, will have any rights or claims as a result of any of those representations or warranties after the Effective Time.

                                   ARTICLE IV

                           ACTIONS PRIOR TO THE MERGER

     4.1 Company's Activities Until Effective Time. From the date of this Agreement to the Effective Time, or such earlier time as this Agreement is terminated in accordance with Article VI, the Company will, and will cause each of its subsidiaries to, except with the written consent of Lennar:

          (a) Operate its business in the ordinary course and in a manner consistent with the manner in which it is being operated at the date of this Agreement.

          (b) Take all reasonable steps available to it to maintain the goodwill of its business and the continued employment of its executives and other employees and to maintain good relationships with the vendors, suppliers, contractors and others with which it does business.

          (c) At its expense, maintain all its assets in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other casualty.

          (d) Not make any borrowings other than borrowings in the ordinary course of business under working capital lines which are disclosed in the notes to the consolidated balance sheet at December 31, 1998 included in the U.S. Home 1998 10-K or under the Company's Fourth Amended and Restated Credit Agreement with lenders for which Bank One, N.A. is the agent (the "Fourth Amended Agreement").

          (e) Not enter into any contractual commitments (other than the Fourth Amended Agreement) involving capital expenditures, loans or advances, and not voluntarily incur any contingent liabilities, except in each case in the ordinary course of business.

          (f) Not redeem or purchase any of its stock and not declare or pay any dividends, or make any other distributions or repayments of debt to its stockholders (other than payments by subsidiaries of the Company to the Company or to other wholly owned subsidiaries of the Company).

          (g) Not make any loans or advances (other than advances for travel and other normal business expenses) to stockholders, directors, officers or employees.

          (h) Maintain its books of account and records in the usual manner, in accordance with GAAP applied on a basis consistent with the basis on which they were applied in prior years, subject to normal year-end adjustments and accruals.

          (i) Comply in all material respects with all applicable laws and regulations of governmental agencies.

          (j) Not purchase, sell or otherwise dispose of or encumber any property or assets, or engage in any activities or transactions, except in each case in the ordinary course of business.

          (k) Not enter into or amend any employment, severance or similar agreements or arrangements, or increase the salaries of any employees, other than through normal annual increases.

          (l) Not adopt, become an employer with regard to, or amend any employee compensation, employee benefit or post-employment benefit plan.

          (m) Not amend its certificate of incorporation or by-laws.

          (n) Not (i) issue or sell any of its stock (except upon exercise of options which are outstanding on the date of this Agreement or in accordance with the Company's Stock Payment Plan as in effect on the date of this Agreement) or any options, warrants or convertible or exchangeable securities or
(ii) split, combine, or reclassify its outstanding stock.

          (o) Not knowingly take any action that would prevent the Merger from qualifying as a "reorganization" under Section 368 (a) of the Code.

          (p) Not authorize or enter into any agreement to take any of the actions referred to in subparagraphs (a ) through (o) above.

     4.2 Lennar's Activities Until Effective Time. From the date of this Agreement to the Effective Time, or such earlier time as this Agreement is terminated in accordance with Article VI, Lennar will, and will cause each of its subsidiaries to, except with the written consent of the Company:

          (a) Operate its business in the ordinary course and in a manner consistent with the manner in which it is being operated at the date of this Agreement.

          (b) Take all reasonable steps available to it to maintain the goodwill of its business and the continued employment of its executives and other employees and to maintain good relationships with the vendors, suppliers, contractors and others with which it does business.

          (c) At its expense, maintain all its assets in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other casualty.

          (d) Maintain its books of account and records in the usual manner, in accordance with GAAP applied on a basis consistent with the basis on which they were applied in prior years, subject to normal year-end adjustments and accruals.

          (e) Comply in all material respects with all applicable laws and regulations of governmental agencies.

          (f) Not purchase, sell or otherwise dispose of or encumber any property or assets, or engage in any activities or transactions, except in each case in the ordinary course of business.

          (g) Not redeem or purchase any of its stock and not declare or pay any dividends (other than regular quarterly dividends at the rate prevailing prior to the date of this Agreement) or make any other distributions or repayments of debt to its stockholders (other than payments by subsidiaries of Lennar to Lennar or to other wholly-owned subsidiaries of Lennar).

          (h) Not issue or sell any of its stock (except upon exercise of options which are outstanding on the date of this Agreement or in accordance with Lennar's stock option plans which are in effect on the date of this Agreement) or any options, warrants or convertible or exchangeable securities.

          (i) Not split, combine or reclassify its outstanding stock.

          (j) Not knowingly take any action that would prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

          (k) Not amend its certificate of incorporation or by-laws.

          (l) Not purchase shares of U.S. Home Common Stock if the purchase would cause Lennar and its subsidiaries and affiliates to own in aggregate more than 5% of the U.S. Home Common Stock which is then outstanding.

          (m) Not authorize or enter into any agreement to take any of the actions referred to in subparagraphs (a) through (l) above.

     4.3 Amendment to Rights Plan. Not later than February 29, 2000, the Company, and First Chicago Trust will enter into the amendment to the Rights Plan described in Paragraph 3.1(h).

     4.4 HSR Act Filings. The Company and Lennar will each make as promptly as practicable the filing it is required to make under the HSR Act with regard to the transactions which are the subject of this Agreement and each of them will take all reasonable steps within its control (including providing information to the Federal Trade Commission and the Department of Justice) to cause the waiting periods required by the HSR Act to be terminated or to expire as promptly as practicable. The Company and Lennar will each provide information and cooperate in all other respects to assist the other of them in making its filing under the HSR Act.

     4.5 Stockholders' Meeting. Each of Lennar and the Company will take all action which is necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to call and convene a special meeting of its stockholders (a "Merger Stockholders Meeting") as soon as practicable to consider and vote upon adoption of this Agreement and approval of the Merger. The proxy statement distributed by each of Lennar and the Company with respect to its Merger Stockholders Meeting will include the recommendation of its Board of Directors that its stockholders vote to adopt this Agreement and approve the Merger, unless the Board of Directors of Lennar or the Company determines in good faith, after consultation with its counsel about the nature of the directors' fiduciary duties, that it is required by its fiduciary duties to state that it no longer recommends that the stockholders of Lennar or the Company, as the case may be, vote in favor of adoption of this Agreement and the Merger. Each of Lennar and the Company will use all commercially reasonable efforts to solicit from its stockholders proxies or votes in favor of adoption of this Agreement and approval of the Merger.

     4.6 Registration Statement and Proxy Statement. (a) Lennar will prepare and file with SEC as soon as practicable after the date of this Agreement a Registration Statement on Form S-4 relating to the shares of Lennar Common Stock to be issued as a result of the Merger (the "Registration Statement"). The Registration Statement will include a joint proxy statement (the "Joint Proxy Statement/Prospectus") of Lennar and the Company relating to the Merger Stockholders Meetings. Lennar and the Company will cooperate to provide all information which is required to be included in the Registration Statement or in the Joint Proxy Statement/Prospectus in a timely manner so the Registration Statement can be filed with the SEC as soon as reasonably practicable. Lennar will cause the Registration Statement, and Lennar and the Company will cause the Joint Proxy Statement/Prospectus, to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules under them. Lennar will use its best efforts, and the Company will cooperate with

Lennar, to cause the Registration Statement to be declared effective by the staff of the SEC as promptly as practicable after it is filed (including without limitation, responding to any comments received from the SEC with respect to the Registration Statement) and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Lennar and the Company will, as promptly as practicable, provide to the other of them copies of any written comments received from the SEC with regard to the Registration Statement or the Joint Proxy Statement/Prospectus and will advise the other of them of any comments with respect to the Registration Statement or the Joint Proxy Statement/Prospectus which are received orally from the staff of the SEC. Lennar will use its best efforts to obtain, prior to the effective date of Registration Statement, any qualifications, permits or approvals which are necessary under any state securities laws in order to carry out the Merger and Lennar will pay all expenses incident to obtaining those qualifications, permits or approvals.

          (b) Lennar and Acquisition each represents and warrants to the Company, and the Company represents and warrants to Lennar, that none of the information supplied by it for inclusion, or included in a document filed by it which is incorporated by reference, in the Registration Statement or the Joint Proxy Statement/Prospectus will (i) in the case of the Registration Statement and each amendment, at the time the Registration Statement is filed or becomes effective and at the Effective Time, and (ii) in the case of the Joint Proxy Statement/Prospectus and each amendment or supplement to it, at the time it is mailed to stockholders and at the time of the Merger Stockholders Meetings, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time before the Effective Time an event occurs with respect to the Company or any of its subsidiaries, or with respect to Lennar or any of its subsidiaries, as the case may be, which is required to be described in the Registration Statement or in the Joint

Proxy Statement/Prospectus, an amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus will be filed with the SEC as promptly as practicable and, to the extent required by law, will be distributed to the stockholders of Lennar, the Company or both of them. Neither Lennar nor the Company will make any amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus without the approval of the other of them, which approval will not be unreasonably withheld (and will under no circumstances be withheld to the extent the amendment or supplement is required to cause the Registration Statement or the Joint Proxy Statement/Prospectus to comply with applicable law). Lennar will advise the Company promptly after it receives notice that the Registration Statement has become effective or that any supplement or amendment to it has been filed, that any stop order relating to the Registration Statement has been issued, or that the qualification or registration of the Lennar Common Stock issuable in connection with the Merger under any state securities law has been suspended, of any request by the staff of the SEC for an amendment of the Registration Statement or the Joint Proxy Statement/Prospectus, or of the receipt of comments or requests for additional information from the staff of the SEC or the response to any such comments or requests for additional information.

          (c) The Company and Lennar each will cause its Merger Stockholders Meetings to be held not later than 45 days after the day on which the Registration Statement becomes effective.

          (d) The Company's Board of Directors will not take any action, other than causing the Company to terminate this Agreement if it is entitled to do so under Article VI, which prevents the Company's stockholders from voting upon the Merger, and Lennar's Board of Directors will not take any action, other than causing Lennar to terminate this Agreement if it is entitled to do so under
Article VI, which prevents Lennar's stockholders from voting upon the Merger.

     4.7 No Solicitation of Offers; Notice of Proposals from Others. (a) Neither the Company nor any of its subsidiaries will, and the Company will use its best efforts to cause its and its subsidiaries' respective directors, officers, employees, investment bankers, attorneys and other agents and representatives not to, directly or indirectly (x) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing or disclosing information) any inquiry or the making of any offer or proposal by any corporation, partnership, trust, person or other entity or group (a "Third Party") with respect to, or that could reasonably be expected to lead to, any merger, consolidation, share acquisition, asset purchase, share exchange, business combination, tender offer, exchange offer or similar transaction involving the acquisition of all or a substantial portion of the assets of the Company and its subsidiaries, taken as a whole, or a significant equity interest in (including by way of tender offer), or a recapitalization or restructuring of, the Company or any of its material subsidiaries (any of those transactions being an "Acquisition Transaction", or (y) negotiate, explore or otherwise communicate in any way with any Third Party with respect to any possible Acquisition Transaction, or enter into, approve or recommend any agreement, arrangement or understanding requiring it to abandon, terminate or otherwise fail to consummate the Merger or any other of the transactions contemplated by this Agreement; provided however, that the Company may, in response to a proposal which was not solicited after the date of this Agreement furnish information to, and engage in discussions or negotiations with, a Third Party, if, but only if, (A) the Company's Board of Directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that the Third Party is financially capable of completing the transaction which is the subject of the proposal and that, if completed, that transaction would result in greater value to the Company's stockholders than the Merger and would be more favorable to the Company and its stockholders than the Merger and (B) before furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, the Third Party, the Company receives from the Third Party an executed confidentiality agreement with terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreements, each dated as of February 11, 2000, between Lennar and the Company, which confidentiality agreement does not provide for any exclusive right to negotiate with the Company or any payments by the Company. Nothing in this Paragraph will prohibit the Board of Directors of the Company from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a tender offer or an exchange offer or prohibit the Company from selling assets or properties in the ordinary course of business.

          (b) The Company will (w) no later than the end of the first business day after the Company receives an inquiry, proposal or offer with respect to a possible Acquisition Transaction or a request for non-public information relating to the Company in connection with a possible Acquisition Transaction or for access to its or any of its subsidiaries' properties, books or records by any Third Party that informs the Company's Board of Directors that the Third Party is considering making, or has made, a proposal or offer with respect to an Acquisition Transaction (any such inquiry proposal, offer or request being an "Acquisition Proposal"), notify Lennar in writing of the inquiry, proposal, offer or request, (x) in that written notice, indicate in reasonable detail the identity of the Third Party (including the name of the Third Party) and the terms and conditions of the proposal or offer, (y) promptly notify Lennar of any determination by the Company's Board of Directors that the Company should furnish information to, or engage in discussions of negotiations with, any Third Party, and (z) keep Lennar informed of the progress of any discussions or negotiations with any Third Party.

          (c) The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than Lennar) which have been conducted before the date of this Agreement with respect to any possible Acquisition Transaction, and will inform any such parties of the Company's obligations under this Paragraph 4.6.

     4.8 Lennar's and Acquisition's Efforts to Fulfill Conditions. Lennar and Acquisition each will use its best efforts to cause all the conditions set forth in Paragraph 5.1 to be fulfilled on or before the Merger Date.

     4.9 Company's Efforts to Fulfill Conditions. The Company will use its best efforts to cause all the conditions set forth in Paragraph 5.2 to be fulfilled on or before the Merger Date.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO MERGER

     5.1 Conditions to the Company's Obligations. The obligations of the Company to complete the Merger are subject to satisfaction on or before the Merger Date of the following conditions (any or all of which may be waived by the Company):

          (a) The representations and warranties of Lennar and Acquisition contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects (except that the representations and warranties of Lennar and Acquisition which are qualified as to materiality, or absence of Material Adverse Effect, will be true and correct in all respects) on the Merger Date with the same effect as though made on that date (except that representations or warranties which relate expressly to a specified date or a specified period need only have been true and correct with regard to the specified date or period), and Lennar will have delivered to the Company a certificate dated that date and signed by the President or a Vice President of Lennar to that effect.

          (b) Lennar and Acquisition will have fulfilled in all material respects all their obligations under this Agreement required to have been fulfilled on or before the Merger Date, and Lennar will have delivered to the Company a certificate dated that date and signed by the President or a Vice President of Lennar to that effect.

          (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains the Company from completing the transactions which are the subject of this Agreement.

          (d) The Merger will have been approved by the holders of a majority of the outstanding shares of U.S. Home Common Stock.

          (e) Since the date of this Agreement, no events shall have occurred and no circumstances shall have occurred that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Effect on Lennar.

          (f) Any waiting period under the HSR Act with regard to the Merger will have expired or been terminated.

          (g) The shares of Lennar Common Stock issuable to the Company's stockholders as a result of the Merger will have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

          (h) The Registration Statement will have become effective under the Securities Act and will not be the subject of any stop order or any pending proceeding seeking a stop order, and any other federal and material state securities laws applicable to the issuance of Lennar Common Stock as a result of the Merger have been complied with.

          (i) The Company will have received a written opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, in form and substance reasonably satisfactory to the Company, dated on or about the Merger Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that Lennar, Acquisition and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code. In rendering this opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as customary representations of Lennar, Acquisition and the Company.

          (j) The Market Value of a share of Lennar Common Stock will not be $11.55 or less, unless Lennar has delivered its written agreement prior to the Effective Time stating that the Stock Consideration with regard to a share of U.S. Home Common Stock pursuant to Paragraph 1.7(a) and 1.7(b) will be the number of shares of Lennar Common Stock with a Market Value of $14.72.

          (k) The number of shares of U.S. Home Common Stock as to which the holders give timely and proper notice of intention to exercise dissenters' rights will not exceed 4% of the shares of U.S. Home Common Stock which are outstanding on the date of this Agreement, provided that the foregoing will be a condition to the Merger only if the total cash which holders of U.S. Home Common Stock would receive as Merger Consideration (treating all stockholders who give the Company timely and proper notices of intention to exercise dissenters' rights as receiving Merger Consideration consisting of cash equal to $36 per share to which the notices relate) would exceed 55% of the total Merger Consideration.

          (l) Warburg Pincus Investors L.P. will have consented in writing to the transactions contemplated by this Agreement, including, without limitation, the Merger.

          (m) Robert J. Strudler, Isaac Heimbinder and two other members of the Board of Directors of the Company designated by the Company will have been elected to the Board of Directors of Lennar, effective immediately after the Effective Time. One of these directors will be in the class the term of which expires at the 2001 Annual Meeting of Stockholders of Lennar, one will be in the class the term of which expires at the 2002 Annual Meeting of Stockholders of Lennar, and two will be in the class the term of which expires at the 2003 Annual Meeting of

Stockholders of Lennar (with the person or persons in each class to be as specified by the Company).

     5.2 Conditions to Lennar's and Acquisition's Obligations. The obligations of Lennar and Acquisition to complete the Merger are subject to satisfaction on or before the Merger Date of the following conditions (any or all of which may be waived by Lennar):

          (a) The representations and warranties of the Company contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects (except that the representations and warranties of the Company which are qualified as to materiality, or absence of Material Adverse Effect, will be true and correct in all respects) on the Merger Date with the same effect as though made on that date (except that representations or warranties which relate expressly to a specified date or a specified period need only have been true and correct with regard to the specified date or period), and the Company will have delivered to Lennar a certificate dated that date and signed by the President or a Vice President of the Company to that effect.

          (b) The Company will have fulfilled in all material respects all its obligations under this Agreement required to have been fulfilled on or before the Merger Date.

          (c) No order will have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains Lennar or Acquisition from completing the transactions which are the subject of this Agreement and no action will be pending against the Company, Lennar or Acquisition relating to the transactions which are the subject of this Agreement which presents a reasonable likelihood of resulting in an award of damages against the Company, Lennar or Acquisition which would be material after the Merger to Lennar and its subsidiaries taken as a whole.

          (d) The Merger will have been approved by the holders of at least a majority in voting power of the outstanding shares of Lennar Common Stock and Lennar class B common stock, voting together as a single class.

          (e) Since the date of this Agreement, no events shall have occurred and no circumstances shall have occurred that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Effect on the Company.

          (f) Any waiting period under the HSR Act with regard to the Merger will have expired or been terminated.

          (g) The shares of Lennar Common Stock issuable to the Company's stockholders as a result of the Merger will have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

          (h) The Registration Statement will have become effective under the Securities Act and will not be the subject of any stop order to any pending proceeding seeking a stop order.

          (i) The Market Value of a share of Lennar Common Stock will not be $11.55 or less, unless Lennar has delivered its written agreement prior to the Effective Time stating that the Stock Consideration with regard to a share of U.S. Home Common Stock pursuant to Paragraph 1.7(a) and 1.7(b) will be the number of shares of Lennar Common Stock with a Market Value of $14.72.

                                   ARTICLE VI

                                   TERMINATION

     6.1 Right to Terminate. This Agreement may be terminated at any time prior to the Effective Time (whether or not the Company's or Lennar's stockholders have approved the Merger):

          (a) By mutual written consent of the Company and Lennar.

          (b) By the Company if (i) it is determined that any of the representations and warranties of Lennar and Acquisition contained in this Agreement was not complete and accurate in all material respects (or that any of those representations and warranties which are qualified as to materiality or absence of Material Adverse Effect were not true and correct in all respects) on the date of this Agreement, (ii) any of the conditions in Paragraph 5.1 is not satisfied or waived by the Company on or before the Merger Date or (iii) if Lennar or Acquisition has breached in a material respect any covenant or agreement contained in this Agreement and has not cured that breach within ten business days after written notice from the Company, or by the Merger Date, if earlier.

          (c) By Lennar if (i) it is determined that any of the representations and warranties of the Company contained in this Agreement was not complete and accurate in all material respects (or that any of those representations and warranties which are qualified as to materiality or absence of Material Adverse Effect were not true and correct in all respects) on the date of this Agreement,
(ii) any of the conditions in Paragraph 5.2 is not satisfied or waived by Lennar on or before the Merger Date or (iii) if the Company has breached in a material respect any covenant or agreement contained in this Agreement and has not cured that breach within ten business days after written notice from Lennar, or by the Merger Date, if earlier.

          (d) By either Lennar or the Company if, without fault of the terminating party, the Merger Date is later than August 31, 2000, which date may be extended by mutual consent of the parties; provided, however, that the right to terminate this Agreement pursuant to this subparagraph will not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger Date to occur on or before that date.

          (e) By either Lennar or the Company if any court of competent jurisdiction or other governmental authority issues an order (other than a temporary restraining order), decree or ruling, or takes any other action, restraining, enjoining or otherwise prohibiting the Merger, and that order, decree, ruling or other action becomes final and nonappealable.

          (f) By either Lennar or the Company, if its stockholders fail to adopt this Agreement and approve the Merger at the applicable Merger Stockholders Meeting.

          (g) By Lennar if the Company's Board of Directors (i) withdraws, changes or modifies in any manner its recommendation that its stockholders vote to adopt this Agreement and approve the Merger or (ii) adopts resolutions approving or otherwise authorizing or recommending an Acquisition Transaction (other than the Merger) to its stockholders; or

          (h) By the Company if (i) before this Agreement is adopted by the Company's stockholders, the Company receives an Acquisition Proposal in which a person or group (a "Potential Acquiror") makes a specific proposal for an Acquisition Transaction on specific terms (a "Firm Proposal"), or a Potential Acquiror commences a cash tender offer or exchange offer for all the Company's outstanding stock (other than any already owned by the Potential Acquiror), (ii) within 15 business days after the Company receives the Firm Proposal or the tender offer or exchange offer is commenced, the Company's Board of Directors determines that the Firm Proposal or the tender offer or exchange offer is a Superior Proposal and resolves to accept the Superior Proposal, or to recommend that stockholders vote for, authorize, or tender their shares in response to, the Superior Proposal, unless Lennar and Acquisition agree within five business days to increase the Merger Price to an amount per share at least as great as the consideration per share the Company's stockholders would receive as a result of the Superior Proposal,
(iii) the Company has given Lennar at least five business days' prior notice (A) of the terms of the Superior Proposal (including the consideration per share, valuing non-cash consideration as described below, which the Company's stockholders would receive as a result of the Superior Proposal), and (B) that unless Lennar agrees in writing within the five business day period to increase the Merger Price to an amount per share at least as great as the consideration per share the Company's stockholders would receive as a result of the Superior Proposal, as set forth in the notice, this Agreement will terminate, and (iv) the Company has (x) paid Lennar $19 million, (y) reimbursed Lennar for all the expenses which Lennar or its subsidiaries (including Acquisition) incurred in connection with this Agreement and the transactions contemplated by it (including reasonable fees and expenses of professionals and other consultants, commitment fees and other financing costs, and out of pocket costs incurred by employees in investigating the business and financial condition of the Company and in connection with the negotiation of this Agreement and efforts to carry out the transactions which are the subject of this Agreement) ("Lennar Expenses") regarding which Lennar has presented reasonable documentation to the Company, and (z) agreed in writing to reimburse Lennar for all Lennar Expenses for which Lennar subsequently presents reasonable documentation to the Company (up to a total reimbursement of Lennar Expenses under clauses (y) and (z) not exceeding $6 million). A "Superior Proposal" is a proposal for an Acquisition Transaction or a tender offer or exchange offer which (A) would result in the Company's stockholders' receiving consideration which is greater than the Merger Price (valuing non-cash consideration at its fair value as determined in good faith by the Company's Board of Directors after consultation with its financial advisor), (B) is not subject to the outcome of due diligence or any other form of investigation, and (C) is not subject to a financing contingency and is from a Proposed Acquiror which the Company's Board of Directors determines in good faith after consultation with its independent financial advisor has the financial resources necessary to carry out the transaction and (D) the Company's Board of Directors determines in good faith after consultation with its independent financial advisor to be more favorable to the Company's stockholders than the Merger. A notice that this Agreement will terminate given pursuant to clause (iii) of the first sentence of this subparagraph will be irrevocable (unless Lennar consents in writing to its being withdrawn by the Company) and will result in the termination of this Agreement on the later of the date specified in the notice or the date the Company makes the payments and provides the agreement described in clause (iv) of the first sentence of this subparagraph.

     6.2 Manner of Terminating Agreement If at any time the Company or Lennar has the right under Paragraph 6.1 to terminate this Agreement, it can terminate this Agreement by a written notice to the other of them that it is terminating this Agreement.

     6.3 Effect of Termination. If this Agreement is terminated pursuant to Paragraph 6.1, after this Agreement is terminated, neither party will have any further rights or obligations under this Agreement other than the Company's obligations under (i) Paragraph 8.1, and (ii) the agreement to reimburse expenses described in Paragraph 6.1(h). Nothing contained in this Paragraph will, however, relieve either party of liability for any breach of this Agreement which occurs before this Agreement is terminated.

                                   ARTICLE VII

                               ABSENCE OF BROKERS

     7.1 Representations and Warranties Regarding Brokers and Others. The Company and Lennar each represents and warrants to the other of them that nobody acted as a broker, a finder or in any similar capacity in connection with the transactions which are the subject of this Agreement, except that Deutsche Bank Securities Inc. acted as a financial adviser to Lennar and Acquisition and Warburg Dillon Read LLC acted as a financial advisor to the Company. Lennar will pay all the fees and other charges of Deutsche Bank Securities Inc. and the Company will pay all the fees and other charges of Warburg Dillon Read LLC. The Company indemnifies Lennar and Acquisition against, and agrees to hold each of them harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the Company in connection with the transactions which are the subject of this Agreement. Lennar indemnifies the Company against, and agrees to hold it harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or any similar capacity by reason of services allegedly rendered to Lennar or Acquisition in connection with the transactions which are the subject of this Agreement.

                                  ARTICLE VIII

                                OTHER AGREEMENTS

     8.1 Payment to Lennar. (a) If at any time prior to or at the meeting of the Company's stockholders at which the Company's stockholders vote upon the Merger
(i) the Company's Board of Directors withdraws its recommendation that the Company's stockholders vote in favor of the Merger, but (ii) the Company does not terminate this Agreement before the Company's Merger Stockholders Meeting and (iii) at that Merger Stockholders Meeting, the Merger is not approved by holders of the majority of the outstanding shares of the U.S. Home Common Stock, within three business days after the day on which that Merger Stockholders Meeting is held, the Company will (x) pay Lennar $19 million, (y) reimburse Lennar for all the Lennar Expenses regarding which Lennar has presented reasonable documentation to the Company and
(z) agree in writing to reimburse Lennar for all Lennar Expenses for which Lennar subsequently presents reasonable documentation to the Company (up to a total reimbursement of Lennar Expenses under clauses (y) and (z) not exceeding $6 million).

          (b) If this Agreement is terminated by Lennar pursuant to clause (iii) of Section 6.1(c) and within 12 months after such termination the Company consummates a transaction constituting a change of control transaction or enters into a definitive agreement for such a transaction, then within three business days after consummation of the change of control transaction, the Company shall pay Lennar $19 million. A "change of control transaction" means an Acquisition Transaction which results in the common stockholders of the Company immediately prior to the transaction owning less than 50% of the equity or voting power of the surviving or successor entity resulting from the transaction.

          (c) If the Company's Board of Directors does not withdraw its recommendation that the Company's stockholders adopt this Agreement and approve the Merger, but nonetheless, at the Company's Merger Stockholders Meeting, the Merger is not approved by holders of a majority of the outstanding shares of U.S. Home Common Stock, within three business days after the day on which the Company's Merger Stockholder Meeting is held, the Company will reimburse Lennar for all the Lennar Expenses regarding which Lennar has presented reasonable documentation to the Company and will agree in writing to reimburse Lennar for all Lennar Expenses for which Lennar subsequently presents reasonable documentation to the Company (up to a total reimbursement of Lennar Expenses not exceeding $6 million).


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
          (d) If Lennar recovers damages for breach of this Agreement, the amount recovered by Lennar will be credited against the payment the Company is required to make under Paragraph 8.1.

     8.2 Protection of Reorganization. Neither Lennar nor the Company will take, or cause or permit to be taken, any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     8.3 Stock Exchange Listing. Lennar will promptly file a listing application with the New York Stock Exchange with regard to the shares of Lennar Common Stock which will be issued as a result of the Merger and will use its best efforts to cause the listing of those shares to be approved by the New York Stock Exchange, subject to official notice of issuance, prior to the Merger Date.

     8.4 Other Actions; Filings; Consents. Subject to the terms and conditions contained in this Agreement, Lennar and the Company each will (i) use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things, which are necessary, proper or appropriate under applicable laws and regulations, or are required to be taken by any governmental authorities, to consummate the Merger as promptly as practicable, (ii) use its commercially reasonable efforts to make as promptly as practicable all necessary filings, and subsequently make any other required submissions, with regard to this Agreement or the Merger under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities laws or regulations, (B) the HSR Act and any related governmental requests under that Act and (C) any other applicable or federal, state, local or foreign statutes, laws, rules or regulations, (iii) use its commercially reasonable efforts to obtain from governmental authorities any consents, licenses, permits, waivers, approvals, authorizations and orders required to be obtained by the Company or Lennar or any of their


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
respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iv) use its commercially reasonable efforts to resolve any objections which may be asserted by any governmental authority with regard to the Merger or any other transactions contemplated by this Agreement under any anti-trust, trade or regulatory laws or regulations, (v) furnish the other of them, upon request, with copies of all correspondence, filings and communications between it and its affiliates and representatives, on the one hand, and any governmental authority or member of the staff of any governmental authority, on the other hand, with respect to this Agreement, the Merger or any other of the transactions contemplated by this Agreement, (vi) furnish the other of them with all information and reasonable assistance which the other of them may reasonably request in connection with the preparation of filings, registrations or submissions of information required by any governmental authorities and (vii) use its commercially reasonable efforts to cause any injunction, restraining order or other order of any court or governmental authority which adversely effects the ability of the parties to consummate the Merger to be dissolved, and to defend vigorously any litigation seeking to enjoin, prevent or delay the consummation of the Merger or seeking material changes in the terms of the Merger or any other transaction which is the subject to this Agreement.

     8.5 Notification of Certain Matters. Each party will cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other party and to report to the other party on the general status of its ongoing operations. Each party will give prompt notice to the other party of (i) any written notice or other communication from any third party alleging that the consent of that third party is or may be required in connection with the Merger or other transactions contemplated by this Agreement,
(ii) its receipt of written notice of any governmental complaint, investigation or hearing, or any litigation, which may impair the parties' ability to consummate the Merger or any of the other transactions contemplated by this


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
Agreement or may have a Material Adverse Effect on the Company or Lennar, as the case may be, (iii) any change or event that in the party's good faith judgment is reasonably likely to impair the party's ability to consummate the Merger or is reasonably likely to have a Material Adverse Effect on the party or (iv) the occurrence or the existence of any event that would, or could with a passage of time or otherwise, make any representation or warranty in this Agreement untrue.

                                   ARTICLE IX

                                     GENERAL

     9.1 Expenses. Except as provided in Paragraphs 6.1(h) and 8.1, the Company and Lennar will each pay its own expenses (and Lennar will pay Acquisition's expenses) in connection with the transactions which are the subject of this Agreement, including legal fees.

     9.2 Employee Benefit Plans. Lennar agrees to consult with the senior executive officers of the Company between the date of this Agreement and the Merger Date to develop employee benefit plans (which may be continuations of some or all of the Company's current employee benefit plans) which will provide the Company's employees with benefits which are substantially as great as those they are receiving under the Company's employee benefit plans which exist at the date of this Agreement and to maintain those plans in effect for at least one year. Lennar also agrees to discuss with the senior executive officers of the Company between the date of this Agreement and the Merger Date a program under which employees of the Company or its subsidiaries who hold options granted under the Company's stock option plans which have an exercise price greater than the Merger Price, and therefore which will be cancelled as a result of the Merger without any payment to the employees, will be granted options to purchase Lennar Common Stock which will be reasonably equivalent to the options to purchase U.S. Home Common Stock which those employees hold at the date of this

Agreement. The Surviving Corporation will fulfill the obligations of the Company under its Severance Pay Plan.

     9.3 Directors' and Officers' Insurance and Indemnification. (a) Lennar and the Surviving Corporation will at all times after the Effective Time indemnify and hold harmless each person who is at the date of this Agreement, or has been at any time prior to the date of this Agreement, a director, officer or employee of the Company or any of its subsidiaries ("Indemnified Parties"), in each case to the fullest extent permitted by applicable law, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) based in whole or in part, or arising in whole or in part out of, any act or omission by that person at or prior to the Effective Time in connection with that person's duties as a director, officer or employee of the Company or any of its subsidiaries or affiliates, to the same extent and on the same terms (including with respect to advancement of expenses) provided in the Company's Certificate of Incorporation or By-Laws, or in any indemnification agreements, in effect on the date of this Agreement. Lennar or the Surviving Corporation will pay all reasonable expenses, including attorney's fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations of Lennar and the Surviving Corporation under this Paragraph.

          (b) Lennar will cause the Surviving Corporation to keep in effect for at least six years after the Effective Time the policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries at the date of this Agreement; provided that (i) Lennar may substitute policies having the same coverage and amounts and containing terms and conditions which are no less advantageous to the persons who are currently covered by the Company's policies and with carriers comparable in terms of credit worthiness to those which have written the policies maintained by the Company at the date of this Agreement and (ii) neither Lennar nor the Surviving Corporation will be required to pay an annual premium for that insurance in excess of three times the annual premium relating to the year during which this Agreement is executed, but if they are not able to maintain the required insurance for an annual premium for that amount, they will purchase as much coverage as it can obtain for that amount.

     9.4 Benefit of Provisions. The provisions of Paragraphs 9.1, 9.2 and 9.3 are intended for the benefit of, and shall be enforceable by, the parties who are entitled to benefits or rights under those Paragraphs.

     9.5 Reorganization. The Merger is intended to be a "reorganization" within the meaning of Section 368(a) of the Code. Lennar and the Company each agrees not to take any position on any Tax Return or otherwise which is inconsistent with that intention.

     9.6 Access to Properties, Books and Records. From the date of this Agreement until the Effective Time, the Company will, and will cause each of its subsidiaries to, give representatives of Lennar full access during normal business hours to all of their respective properties, books and records. Lennar will, and will cause its representatives to, hold all information it receives as a result of its access to the properties, books and records of the Company or its subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement),
(ii) becomes available to Lennar or a subsidiary from a third party which, insofar as Lennar is aware, is not under an obligation to the Company, or to a subsidiary of the Company, to keep the information confidential, (iii) was known to Lennar or a subsidiary before it was made available to Lennar or its representative by the Company or a subsidiary, (iv) otherwise is independently developed by Lennar or a subsidiary, or (v) Lennar reasonably believes is required to be included in the Registration Statement. If this Agreement is terminated prior to the Effective Time, Lennar will, at the request of the Company, deliver to the Company all documents and other material obtained by Lennar from the Company or a subsidiary in connection with the transactions which are the subject of this Agreement or evidence that that material has been destroyed by Lennar.

     9.7 Press Releases. The Company and Lennar will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the Merger, except that nothing in this Paragraph will prevent either party from making any statement when and as required by law or by the rules of any securities exchange or securities quotation or trading system on which securities of that party or an affiliate are listed, quoted or traded.

     9.8 Entire Agreement. This Agreement and the documents to be delivered in accordance with this Agreement contain the entire agreement among the Company, Lennar and Acquisition relating to the transactions which are the subject of this Agreement and those other documents, all prior negotiations, understandings and agreements between the Company and either Lennar or Acquisition are superseded by this Agreement and those other documents, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement or those other documents.

     9.9 Effect of Disclosures. Any information disclosed by a party in any representation or warranty contained in this Agreement (including exhibits to this Agreement) will be treated as having been disclosed in connection with each representation and warranty made by that party in this Agreement.

     9.10 Captions. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

     9.11 Prohibition Against Assignment. Neither this Agreement nor any right of any party under it may be assigned.

     9.12 Notices and Other Communications. Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), on the business day after the day on which it is sent by a major nationwide overnight delivery service, or on the third business day after the day on which it is mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

         If to Lennar or Acquisition:

                  Lennar Corporation
                  700 N.W. 107th Avenue
                  Miami, Florida 33172
                  Attention: Bruce Gross
                  Facsimile No.: 305-229-7115
                            and
                  Attention: David McCain
                  Facsimile No.: 305-229-6650

         with a copy to:

                  David W. Bernstein
                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue
                  New York, New York  10166
                  Facsimile: 212-878-8375

         If to the Company.:

                  U.S. Home Corporation
                  10707 Clay Road
                  Houston, Texas 77041
                  Attention: Robert J. Strudler
                  Facsimile No.: 713-877-2335

         with a copy to:

                  Stephen C. Koval
                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue
                  New York, New York 10022
                  Facsimile: 212-836-8689

     9.13 Governing Law. This Agreement will be governed by, and construed under, the substantive laws of the State of Delaware.


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
     9.14 Amendments. This Agreement may be amended only by a document in writing signed by both the Company and Lennar.

     9.15 Counterparts. This Agreement may be executed in two or more counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original copy of this Agreement, but all of them together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the Company, Lennar and Acquisition have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

                                       U.S. HOME CORPORATION

                                       By: /s/ Robert J. Strudler
                                           ------------------------------
                                       Title:


                                       LENNAR CORPORATION


                                       By: /s/ Stuart A. Miller
                                           ------------------------------
                                       Title:


                                          LEN  ACQUISITION CORPORATION


                                       By: /s/ Stuart A. Miller
                                           ------------------------------
                                       Title:


                                       57